REMINGTON PRODUCTS COMPANY, L.L.C.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (UNAUDITED $ IN MILLIONS)

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
                                                                    Six Months Ended June 30,
                                                                  -----------------------------
                                                                      2003               2002
                                                                  -----------         ---------
Cash flows from operating activities:
    Net Income (loss)                                                ($0.9)             ($4.3)

    Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
        Depreciation & amortization                                    1.7                1.6
        Amortization of deferred financing costs                       1.3                1.0
        Other, net                                                     0.7               (1.2)
                                                                     ------             ------
                                                                       2.8               (2.9)
        Changes in assets & liabilities:
           Accounts receivable                                        34.8               34.1
           Inventories                                                (2.3)               9.7
           Accounts payable, accruals & other, net                   (36.0)             (29.1)
                                                                     ------             ------
           Cash provided by (used in) operating activities            (0.7)              11.8
                                                                     ------             ------
Cash flows from investing activities:
    Capital expenditures                                              (1.1)              (1.1)

Cash flows from financing activities:
    Net change in borrowings                                          (7.0)             (11.1)
    Other, net                                                           -               (0.2)
                                                                     ------             ------
          Cash provided by (used in) financing activities             (7.0)             (11.3)

          Effect of exchange rate changes on cash                      0.7                0.2
                                                                     ------             ------
Increase (decrease) in cash                                           (8.1)              (0.4)

Cash, beginning of year                                               32.9                4.1
                                                                     ------             ------
   Cash, end of period                                               $24.8              $ 3.7
                                                                     ======             ======

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